Exhibit 99.43






                        February 15, 1994


                FINAL DOCUMENTATION RELATING TO
                UNDERSTANDING AMONG STOCKHOLDERS


     In connection with QVC Network, Inc.'s termination of its proposed acquisition of Paramount Communications Inc., the parties hereto agree that this agreement, together with the Stock Option Agreement dated as of February 15, 1994 (the "Option Agreement") among QVC Network, Inc., Cox Enterprises, Inc., Advance Publications, Inc. and BellSouth Corporation, constitute the definitive agreement referred to in Paragraph 1 of the Understanding Among Stockholders, dated as of November 11, 1993 (the "UAS"), and the terms of such agreement shall survive as though incorporated herein in their entirety, except that in the event of any conflicts between terms in the UAS and in the Option Agreement, the Option Agreement shall control.



BELLSOUTH CORPORATION


By:  /s/ Charles C. Miller, III
     ---------------------------

LIBERTY MEDIA CORPORATION


By:  /s/ Peter Barton
     ---------------------------

COMCAST CORPORATION


By:  /s/ Arthur R. Block
     ---------------------------

ARROW INVESTMENTS, L.P.
By:  Arrow Investments, Inc.
    General Partner


By:  /s/ Barry Diller
     ---------------------------